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                     MONY LIFE INSURANCE COMPANY OF AMERICA
                      Administrative Office: 1740 Broadway
                               New York, NY 10019

  Application for Flexible Premium Group Variable Life Insurance is hereby made to the MONY Life Insurance Company of America

by:_____________________________________________________________________________
    (Policyholder's Name)

whose Main Office is: __________________________________________________________

                      __________________________________________________________

and tax ID is:___________________________

for Group Policy No. ________________ and Applicant hereby approves the Group Policy and accepts its terms.

Dated:                                         On
      ---------------------------                 ------------------------------
          (City, State)                                     (Date)

                                               by:
                                                  ------------------------------
                                                      (Applicant Signature)

 --------------------------------              ---------------------------------
(Witness)                                      (Print Name and Title)

B11-02-APP